UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2010, FX Real Estate and Entertainment Inc.’s (the "Company") wholly-owned subsidiary Circle Entertainment SV-I, LLC ("Circle Entertainment") entered into an Exclusive License Agreement (the "License Agreement") with William J. Kitchen ("Kitchen") and US ThrillRides, LLC, Kitchen’s wholly-owned corporate affiliate ("ThrillRides" and together with Kitchen, the "ThrillRides Parties"), pursuant to which the ThrillRides Parties have granted a worldwide exclusive license to Circle Entertainment to use and commercially exploit all of Kitchen’s patents, ThrillRides’ trademark and Kitchen’s other intellectual property, trade secrets and know-how pertaining to all aspects of the adaptation of an observation wheel legally known as a SkyView™ including, without limitation, its engineering, design, development, construction, operation and maintenance (collectively, the "SkyView Technology").

Concurrently with their entry into the License Agreement, Circle Entertainment and the ThrillRides Parties also entered into a related Development Agreement (the "Development Agreement") pursuant to which the ThrillRides Parties are responsible for the supervision and management of the construction, development, and installation of SkyViews on behalf of Circle Entertainment.

As has been previously disclosed, the Company has been evaluating this new line of business to develop SkyViews since the end of the first quarter of 2010. The SkyViews remain under development; no prototypes have been built nor have any SkyViews been sold or sublicensed. Although the Company through Circle Entertainment has obtained a world-wide exclusive license to use the SkyView Technology to develop SkyViews, there is no assurance that the Company and Circle Entertainment will either obtain the necessary financing to use the SkyView Technology to develop the SkyViews for sale and sublicensing or, even if such financing is obtained, they will successfully develop the SkyViews for sale and sublicensing or otherwise implement this new line of business.

A brief description of the terms and conditions of the License Agreement and the Development Agreement follows. Such description of the License Agreement and the Development Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement and the Development Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

License Agreement

The License Agreement has an initial term of twenty (20) years unless sooner terminated in accordance with its terms. The initial 20-year term renews automatically for successive five (5) year periods, at Circle Entertainment’s option, unless Circle Entertainment provides written notice of non-renewal to Kitchen at least 190 days prior to the expiration of the initial term or the then current renewal period, as applicable.

Circle Entertainment has an exclusive world wide license for current and future SkyView Technology. Circle Entertainment has the right to sublicense the SkyView license to unaffiliated third party licensees.

Under the License Agreement, the Company issued to Kitchen and his designees warrants to purchase up to 3,750,000 shares of Company common stock at an exercise price of $0.20 per share (subject to anti-dilution protection from stock splits and similar events during the term of the warrants). These warrants have five-year terms and are immediately exercisable, provided that they are subject to cancellation upon a fault-based termination of the License Agreement by either of the ThrillRides Parties.

Circle Entertainment is required to make the following royalty payments to Kitchen:

• advance royalty payments of $50,000 a month until the earlier of a firm order and deposit for construction of the first SkyView or termination of the License Agreement or the Development Agreement, provided that advance royalty payments are subject to being credited at specified rates against the construction royalty payments described in the following bullet;

• construction royalty payments equal to 5% of the "Total Cost" (as such term is defined in the License Agreement) of "Construction and Installation" (as such term is defined in the License Agreement) of each SkyView, payable in proportion to payments made for such costs to contractors and vendors of the applicable SkyView;

• profit royalty payments equal to 5% of the "Profit" (as such term is defined in the License Agreement) derived from the sale of each SkyView to an unaffiliated third party, payable as collections are made under the related purchase agreement and limited to 80% of the projected Profit until the complete purchase price is paid at which time a true-up is made for the actual Profit;

• operating royalty payments equal to 2% of the "Gross Revenues" (as such term is defined in the License Agreement) received from the operation of each SkyView; and

• sublicense royalty payments equal to 25% of the Gross Revenues received by Circle Entertainment from each unaffiliated third party sublicensee of a SkyView.

The License Agreement is terminable by Circle Entertainment or the ThrillRides Parties as follows:

• by Circle Entertainment after thirty (30) months if Circle Entertainment reasonably believes another Ferris-wheel type product will be more competitive than SkyViews;

• by Circle Entertainment or the ThrillRides Parties if (i) any representation or warranty of the other party is untrue or misleading in any material respect or the other party defaults in performing any of its obligations under the License Agreement or the Development Agreement (subject to applicable grace or curative periods), or (ii) the other party is involuntarily put into liquidation, conservatorship or similar proceedings and such proceedings are not vacated within 90 days of initiation, or (iii) the other party voluntarily submits to liquidation, conservatorship or similar proceedings; and

• by the ThrillRides Parties if either of the performance standards described below is not met by Circle Entertainment due to any cause other than a material default of the ThrillRides Parties or a force majeure event.

Circle Entertainment is subject to two (2) performance standards under the License Agreement. Under the first performance standard, Circle Entertainment is required to sell a minimum of three (3) SkyViews under a binding agreement or have three (3) SkyViews built or under construction (i.e., firm order and deposit in hand) within 30 months of the date of entry into the License Agreement (subject to extension for force majeure events specified in the License Agreement). Under the second performance standard, Circle Entertainment is required to either sell another three (3) SkyViews or have another three (3) SkyViews built or under construction within 66 months of the date of entry into the License Agreement (subject to extension for force majeure events specified in the License Agreement).

Upon termination of the License Agreement by Circle Entertainment because of a default by either of the ThrillRides Parties, the previously described warrants are be subject to cancellation and any shares purchased thereunder and not already sold in the open market are subject to the Company’s repurchase at cost. Upon termination of the License Agreement by any party, the existing SkyViews and any under construction may be finished and continue to be operated under the same economic terms as the License Agreement, whether by Circle Entertainment or any sublicensee.

The License Agreement provides for bilateral indemnification for third party claims proximately caused by or directly resulting from any breach by a party of its representations, warranties or covenants. The ThrillRides Parties’ indemnity obligations to Circle Entertainment are joint and several and are limited to the total amount of royalties and advances paid or payable by Circle Entertainment under the License Agreement. Circle Entertainment’s indemnity obligations are equally limited to the total amount of royalties and advances paid or payable by Circle Entertainment under the License Agreement. The foregoing limitations do not protect a party which commits fraud or gross negligence.

The License Agreement provides for bilateral non-competition covenants and provides Circle Entertainment with a right of first refusal to acquire the SkyView Techology if either of the ThrillRides Parties receives an offer of purchase therefor from a third party.

Development Agreement

Under the Development Agrement, the ThrillRides Parties are responsible for the supervision and management of the construction, development, and installation of SkyViews on behalf of Circle Entertainment. Kitchen is principally responsible for supervising construction and installation of each SkyView until it is in operation, including selecting providers of services and vendors. ThrillRides is further responsible for research and development for the purpose of keeping SkyViews up to date.

Circle Entertainment is required to compensate ThrillRides for its services by making construction payments to ThrillRides equal to five percent (5%) of the "Total Cost" (as such term defined in the License Agreement) of "Construction and Installation" (as such term is defined in the License Agreement) of each SkyView. If Kitchen dies or is permanently disabled and Circle Entertainment terminates the Development Agreement for either such reason, Circle Entertainment is required to continue making the constructions payments for so long as the License Agreement remains in effect, but at the following reduced rates depending on when the termination of the Development Agreement occurs: 1.5% if the termination occurs within the first 10 years, 2% if the termination occurs after the first 10 years but before the 15th year, and 2.5% if the termination occurs after the first 15 years.

The Development Agreement is generally terminable upon the same basis as the License Agreement (except Circle Entertainment may terminate the Development Agreement under certain circumstances upon Kitchen’s death or permanent disability) and contains the same bilateral non-competition covenants and limitations on liability as the License Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the warrants to Kitchen and his designees as described in Item 1.01 above in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Exclusive License Agreement entered into September 10, 2010 by and among William J. Kitchen, US ThrillRides, LLC and Circle Entertainment SV-I, LLC

10.2 Development Agreement dated and effective as of September 10, 2010 by and among Circle Entertainment SV-I, LLC and US ThrillRides, LLC and William J. Kitchen (as to certain provisions thereof)

10.3 Form of Warrant issued to William J. Kitchen and his designees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

September 10, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Exclusive License Agreement entered into September 10, 2010 by and among William J. Kitchen, US ThrillRides, LLC and Circle Entertainment SV-I, LLC
10.2	Development Agreement dated and effective as of September 10, 2010 by and among Circle Entertainment SV-I, LLC and US ThrillRides, LLC and William J. Kitchen (as to certain provisions thereof)
10.3	Form of Warrant issued to William J. Kitchen and his designees